EXHIBIT 99.1

FOR IMMEDIATE RELEASE

AI Pioneer GEDi Cube and Biotech Innovator Renovaro Biosciences Combine Forces to Accelerate Personalized Medicine

Los Angeles, February 13, 2024. (GLOBE NEWSWIRE) – Renovaro Inc. (NASDAQ: RENB) announced today that it completed its acquisition of GEDi Cube Intl Ltd. (“GEDiCube”). Renovaro, which means renew, combines the power of the AI Health Tech platform of GEDiCube with the advanced cell and gene-therapy Biotech platform of Renovaro Biosciences to accelerate precision, personalized medicine, and a new era in healthcare innovation. The two subsidiaries will be under the parent organization, which was renamed Renovaro Inc.

The combination will see Renovaro’s existing CEO, The Hon. Mark Dybul, MD, leading Renovaro Inc., with GEDiCube’s CEO, Coen van Kalken, MD PhD, becoming the Managing Director and President of GEDiCube and Dr. Francois Binette, currently, Executive Vice-President and COO of Renovaro, becoming the Managing Director and President of Renovaro Biosciences.

“We believe this combination marks a significant milestone in the journey of personalized medicine,” said Dr. Dybul. “Together, we believe that we are poised to redefine healthcare delivery, making it more precise, effective, and accessible.”

Dr. van Kalken added, “The fusion of AI and biotech opens up new horizons in healthcare. We have been advancing strategic partnerships with leading academic centers and technology companies while working to expand our existing relationship with NVIDIA. We believe our combined capabilities will help to accelerate both the ability to detect and treat cancer and other diseases.”

About GEDiCube
At GEDiCube, we are committed to the early detection of cancer, to intervene at a stage where treatment can be most effective. We have developed an award-winning AI Technology that significantly accelerates early cancer detection and diagnosis at an early stage and its recurrence via liquid biopsy. Our platform, “The Cube,” brings together proprietary artificial intelligence (AI/ML) technology and algorithms, multi-omics, multi-modal data, and the expertise of a carefully selected multidisciplinary team to accelerate precision medicine and enable breakthrough changes in cancer care. As of this morning, GEDiCube will operate under its new name, RenovaroCube.

https://www.gedicube.com/

https://www.renovarocube.com/

About Renovaro
Renovaro aims to accelerate precision, personalized medicine for longevity powered by mutually reinforcing AI and biotechnology platforms for early diagnosis, better-targeted treatments, and drug discovery. Renovaro includes RenovaroCube and Renovaro Biosciences. Renovaro Biosciences is an advanced cell-gene-immunotherapy company. Its lead candidate product is a therapeutic vaccine targeting cancers which are difficult to treat including pancreatic and potentially HNC, triple-negative breast cancer, and advanced liver cancer. However, the vaccine could potentially work for all solid tumors and chronic infectious diseases such as HIV and Hepatitis B Virus.

https://www.renovarogroup.com

https://www.renovarobio.com

Forward-Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties, including but not limited to the success or efficacy of our pipeline. All statements other than historical facts are forward-looking statements, which can be identified by the use of forward-looking terminology such as “believes,” “plans,” “expects,” “aims,” “intends,” “potential,” or similar expressions. Actual events or results may differ materially from those projected in any of such statements due to various uncertainties, including as set forth in Renovaro’s most recent Annual Report on Form 10-K and its definitive proxy statement related to the acquisition of GEDi Cube Intl Ltd. filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, and Renovaro Inc. undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof.

Contact Information:

ir@renovarobio.com

Source: Renovaro Bioscience